Articles of Incorporation
(Pursuant to NRS Chapter 78)

1.	Name of Corporation: Meganet Corporation

2.	Registered Agent for Service: Saul Backal, CEO

                                                               2250 E. Tropicana Ave # 19-110

                                                               Las Vegas, Nevada  89119

3.	Authorized Stock: Number of shares with par value: 100,000,000; Par value per share: .001

4.	Names and Addresses of the Board of Directors: Saul Backal, CEO

                                                                                                 2250 E. Tropicana Ave # 19-110

                                                                                                 Las Vegas, Nevada  89119

5.	Purpose: The purpose of the corporation shall be: High Tech Company

6.	Name, Address and Signature of Incorporation: Saul Backal, CEO

                                                                                                 2250 E. Tropicana Ave # 19-110

                                                                                                 Las Vegas, Nevada  89119

                                                                                                        /s/ Saul Backal
                                                                                                        Incorporator Signature

7.	Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity.

/s/ Saul Backal
Authorized Signature of Registered Agent or On Behalf of Registered Agent entity
3/25/2009
Date